UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2018

 SANDRIDGE MISSISSIPPIAN TRUST I
(Exact name of Registrant as specified in its charter)

Delaware	001-35122	27-6990649
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, 16th Floor Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 236-6555

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On December 31, 2018, SandRidge Mississippian Trust I (the “Trust”) received written notification (the “Notice”) from the New York Stock Exchange (“NYSE”) that the Trust no longer satisfies the continued listing compliance standards set forth under Rule 802.01C of the NYSE Listed Company Manual because the average closing price of the Trust’s units of beneficial interest fell below $1.00 over a 30 consecutive trading-day period that ended December 19, 2018.
Upon receipt of the Notice, the Trust became subject to the procedures set forth in Rule 802.01C of the NYSE Listed Company Manual, and on January 4, 2019, the Trust acknowledged receipt of the Notice.
The Trust can regain compliance if, at any time in the six-month period following receipt of the Notice, the closing price of its units of beneficial interest on the last trading day of any month is at least $1.00 and the 30 trading-day average closing price of its units of beneficial interest on such day is also at least $1.00. Neither the Trust nor The Bank of New York Mellon Trust Company, N.A., which serves as the trustee of the Trust, has any control over the trading price of the units of beneficial interest, and neither the Trust nor the trustee intends to attempt to cause a reverse split of the units or other action in an effort to affect the trading price of the units. Even if the Trust does regain compliance, it might be unable to maintain compliance, and would again become subject to the NYSE delisting procedures.
Subject to the Trust’s compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual, during the applicable cure period the Trust’s common stock is expected to continue to be listed and traded on the NYSE under the symbol “SDT” but will have an added designation of “.BC” to indicate its status as below compliance.
No assurance can be given that the Trust will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual. If the Trust’s units of beneficial interest ultimately were to be suspended from trading on, and delisted from, the NYSE for any reason, it could have adverse consequences including, among others: lower demand and market price for the Trust’s units of beneficial interest; adverse publicity; and a reduced interest in the Trust from investors, analysts and other market participants.

Item 7.01    Regulation FD Disclosure.
On January 4, 2019, the Trust issued a press release, in accordance with and as required by the rules of the NYSE, announcing receipt of the Notice described in Item 3.01 above. The press release is attached as Exhibit 99.1 to this Form 8-K.
The information included in this Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
This Form 8-K contains forward-looking statements, including all statements other than statements of historical fact. No assurances can be given that such statements will prove to be correct. Whether the Trust will be able to regain compliance with the listing requirement described above or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual will be determined by factors outside of the control of the Trust and the trustee, including oil and gas commodity prices and actions of market participants. Statements made in this Form 8-K are qualified by the cautionary statements made in this Form 8-K. The Trust and the trustee do not intend, and assume no obligation, to update any of the statements included in this Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated January 4, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE MISSISSIPPIAN TRUST I

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By: /s/ Sarah Newell
Name: Sarah Newell
Title: Vice President
Date: January 4, 2019